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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 33-40472, 33-44864, 333-28565, 333-39021, 333-62523, 333-110781 and 333-110782) on Forms S-8 of our report dated July 9, 2004, with respect to the consolidated balance sheets of Rentrak Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2004, and the related consolidated financial statement schedule, which report appears in the March 31, 2004, Annual Report on Form 10-K of Rentrak Corporation.

        As discussed in Note 4 of Notes to Consolidated Financial Statements, the Company has restated its consolidated balance sheet as of March 31, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the two-year period ended March 31, 2003.

/s/ KPMG LLP
Portland, Oregon
July 14, 2004

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM